Exhibit 99.1

Investor Update – September 12, 2008

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon). Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less the cash we receive from hedge counterparties for hedges that settle during the period, offset by the premium expense that we recognize. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Some of these risks include increased competition, significant fuel costs, general economic conditions, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

Fourth Quarter 2008 and Initial 2009 Capacity Guidance and Impact of Capacity Reductions

We currently expect fourth quarter 2008 capacity (as measured by Available Seat Miles) to be 6.5% to 7% lower than the fourth quarter of 2007. We expect capacity in the first quarter of 2009 to be down 10% compared to the first quarter of 2008 as a result of a planned 16% decline in the number of departures, offset by larger average aircraft size and an increase in our average stage length. Currently, our expectation is that full-year 2009 capacity will decline by 8%, although plans for the full year have not been finalized and are dependent on the general economic environment and fuel costs.

Since August 1, we have reduced the number of non-union management employees by approximately 5% (or 80 employees), roughly half through the elimination of open positions and half through layoffs. We expect to record a $1.6 million charge in the third quarter of 2008 for severance payments and medical benefits for affected management employees.

Because of the planned first quarter 2009 capacity reductions and 8% capacity reduction expected for 2009, we will be reducing the number of employees by an additional 850 to 1000, or approximately 9% to 10%. Impacted employees will include pilots, flight attendants, reservations and customer service agents, mechanics and some employees from other groups.

The company is working with the labor unions that represent these employees on ways to minimize the impact of the capacity reductions and reduce the need to furlough front-line employees. The company plans to offer extended leaves, a voluntary furlough program, and an early-out package with a lump sum payment based on years of service. These programs will also include continuation of medical coverage and travel benefits for a specified period of time.

The table below shows estimated reductions by workgroup:

Impacted employee group	Likely number of employees impacted
Pilots	150 – 190
Flight Attendants	325 – 350
Reservations Agents	130 – 150
Mechanics / Technicians	10 – 35
Customer Service Agents	185 – 200
Ramp Service and Cargo Agents	55 – 60
All other groups	5 – 10

We expect that the pilot reductions will take place between November 2008 and March 2009. Reductions in other employee groups will take place in the fourth quarter of 2008, with the majority of those reductions coming in November.

At this time, we are unable to estimate the amount of the charge associated with any severance and extended medical benefits for the impacted employees because the number of employees that will elect the early-out packages is still unknown. However, we do expect that some portion of the charge will be recorded in the third quarter.

ALASKA AIRLINES – MAINLINE (continued)

August 2008 Statistics

	August 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	2,174	0.0%	4,418	1.2%
Traffic (RPMs in millions)	1,793	(1.0)%	3,582	(1.6)%
Revenue passengers (000s)	1,619	(7.6)%	3,237	(7.1)%
Load factor*	82.5%	(0.8)pts	81.1%	(2.3)pts
RASM (cents)	13.45	1.8%	13.21	1.1%
Passenger RASM (cents)	12.48	1.9%	12.25	1.4%
Raw fuel cost ($ in millions)	$115.1	51.9%	$244.1	60.7%
Raw fuel cost/gal.	$3.84	62.7%	$4.02	70.3%
Economic fuel expense ($ in millions)	$103.4	43.5%	$214.5	49.1%
Economic fuel expense/gal.	$3.45	54.0%	$3.53	58.3%

*percentage of available seats occupied by fare-paying passengers

Advance Booked Load Factors

	September	October	November
Point Change Y-O-Y	+2 pts	+2 pts	flat

Forecast Information

	Forecast Q3 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	6,200 – 6,300	(1)% – (2)%	24,200	0%

Unit Costs:
Cost per ASM on a GAAP basis (cents)*	14.5 – 14.6	39% – 40%	N/A	N/A
Less: Fuel cost per ASM (cents)*	6.8	113%	N/A	N/A
Less: Fleet transition charges	0.4	N/A	N/A	N/A

Cost per ASM excluding fuel and fleet transition charges (cents)*	7.3 – 7.4	2% – 3%	7.5 – 7.6	0% – 1%

Fuel Gallons (000,000)	86	(7)%	335	(5)%
Economic fuel cost per gallon**	$3.42	53%	N/A	N/A

*For Alaska, our forecasts of mainline cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ from actual results due to several factors including, but not limited to, the volatility of fuel prices. Fuel cost per ASM is stated on a GAAP basis and thus includes actual quarter-to-date mark-to-market adjustments related to hedge accounting. We expect that our economic fuel cost per ASM will differ from the fuel cost per ASM amount above.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. We are unable to forecast economic fuel cost per gallon for the full year 2008.

Fleet Transition and Restructuring Charges Expected in Third Quarter

As disclosed previously, Alaska has four MD-80 aircraft under long-term leases. As these aircraft cease operating, we will have charges reflecting the aggregate lease payments and maintenance obligations remaining under the lease terms. Two of these aircraft were retired and placed in a storage facility during the second quarter, and the other two were retired at the end of August. We expect a charge of approximately $22 million during the third quarter associated with the retirement of these two aircraft.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party whereby Alaska purchases capacity for service between Anchorage and Dutch Harbor, AK.

August 2008 Statistics

The following data represents on the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.

	August 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	134	(0.1)%	266	(0.1)%
Traffic (RPMs in millions)	109	(2.6)%	214	(2.4)%
Load factor*	81.0%	(2.0)pts	80.3%	(2.5)pts
Passenger RASM (cents)	21.97	5.3%	21.68	3.8%

*Percentage of available seats occupied by fare-paying passengers

Advance Booked Load Factors

	September	October	November
Point Change Y-O-Y	-4 pts	-2 pts	flat

Forecast Information (Horizon CPA)

	Forecast Q3 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	375	0%	1,400	3%
Cost per ASM (cents)*	22.4	9%	22.1 – 22.2	4% – 5%

*Costs associated with the Horizon CPA agreement are eliminated in consolidation

Initial 2009 Capacity Guidance

We currently estimate that capacity under the Horizon CPA will decline approximately 11% in the first quarter of 2009 compared to the first quarter of 2008. We expect full-year 2009 capacity to decline by 10%, although full-year plans have not yet been finalized.

HORIZON AIR

Fourth Quarter 2008 and Initial 2009 Capacity Guidance and Impact of Capacity Reductions

We currently expect fourth quarter 2008 capacity (as measured by Available Seat Miles) to decline approximately 20% compared to the fourth quarter of 2007. We expect capacity in the first quarter of 2009 to be 14% to 15% lower than the first quarter of 2008 as a result of an 18% to 19% decline in the number of departures, offset by larger gauge resulting from the completed transition out of our fleet of 37-seat Q200 aircraft. Currently, our expectation is that full year 2009 capacity will decline by approximately 9%, although plans for the full year have not been finalized and are dependent on the general economic environment and fuel costs.

As a result of our Q200 transition and 2008 capacity reductions, we have taken or will be taking the following staffing actions during the third and fourth quarters of 2008:

—	Voluntary early retirement package accepted by a small number of pilots, resulting in a third quarter charge of approximately $0.7 million.
—

Furlough of approximately 40 pilots to occur in November. This action is not expected to result in any significant financial charge. We anticipate a small number of additional pilot furloughs late in the fourth quarter of 2008 and early first quarter 2009 in response to the capacity reductions.

—	Early out programs, unpaid leaves, and attrition will mitigate reductions through furloughs in other work groups.

August 2008 Statistics

	August 2008	Change Y-O-Y	QTD 2008	Change Y-O-Y
Capacity (ASMs in millions)	332	(12.8)%	668	(10.9)%
Traffic (RPMs in millions)	260	(14.7)%	519	(13.3)%
Revenue passengers (000s)	699	(8.3)%	1,404	(6.0)%
Load factor*	78.1%	(1.8)pts	77.7%	(2.2)pts
System RASM (cents)	21.63	15.3%	21.63	15.7%
Raw fuel cost ($ in millions)	$23.1	59.3%	$48.9	69.2%
Raw fuel cost/gal.	$3.82	59.8%	$4.02	66.1%
Economic fuel expense ($ in millions)	$20.7	50.0%	$42.8	56.2%
Economic fuel expense/gal.	$3.42	50.0%	$3.52	53.7%

*percentage of available seats occupied by fare-paying passengers

Line-of-Business Information

Horizon’s information for line-of-business traffic and revenue information for August is not yet available. We will make this information available in our next Reg FD 8-K filing. Information from July 2007 is repeated below. In CPA arrangements, Horizon is (or was, as was the case with the Frontier CPA which ended in November 2007) insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity. As a result, yield and load factor information is not presented. Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.

July 2008

	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current % Total	Actual	Point change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand Flying	204	8.1%	61%	75.7%	(1.4)	pts	27.91	¢	5.4%	21.59	¢	3.7%
Alaska CPA	132	0%	39%	NM		NM	NM		NM	21.69	¢	10.1%
Frontier CPA	—	(100.0)%	0%	NM		NM	NM		NM	—		NM
System Total	336	(8.8)%	100%	77.3%	(2.5)	pts	27.64	¢	19.8%	21.63	¢	16.1%

NM = Not Meaningful

HORIZON AIR - (continued)

Advance Booked Load Factors – Brand Flying Only

	September	October	November
Point Change Y-O-Y	+1 pt	flat	flat

Forecast Information

	Forecast Q3 2008	Change Y-O-Y	Forecast FY 2008	Change Y-O-Y
Capacity (ASMs in millions)	940	(13)%	3,600 – 3,650	(9)%

Unit Costs
Cost per ASM on a GAAP basis (cents)*	23.0 – 23.1	35% – 36%	N/A	N/A
Less: Fuel cost per ASM (cents)*	9.1	152%	N/A	N/A
Cost per ASM excluding fuel (cents)*	13.9 – 14.0	3% – 4%	14.8 – 14.9	1% – 2%

Fuel Gallons (000,000)	17	0%	67	4%
Economic fuel cost per gallon**	$3.43	49%	N/A	N/A

*For Horizon, our forecasts of cost per ASM and fuel cost per ASM are based on forward-looking estimates, which will likely differ significantly from actual results. There are several factors impacting our estimates including, but not limited to, the volatility of fuel prices, fleet transition activity, and the actual timing of aircraft or engine maintenance events.

Fuel cost per ASM is stated on a GAAP basis and thus includes mark-to-market adjustments related to hedge accounting. We expect that our economic fuel cost per ASM will differ from the fuel cost per ASM amount above.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. We are unable to forecast economic fuel cost per gallon for fiscal 2008.

AIR GROUP

Future Fuel Hedge Positions

	Approximate % of Expected Fuel Requirements	Approximate Crude Oil Price per Barrel
Third Quarter 2008	50%	$78
Fourth Quarter 2008	50%	$77
Remainder of 2008	50%	$78
First Quarter 2009	50%	$108
Second Quarter 2009	50%	$108
Third Quarter 2009	35%	$108
Fourth Quarter 2009	30%	$107
Full Year 2009	41%	$108
First Quarter 2010	18%	$120
Second Quarter 2010	14%	$118
Third Quarter 2010	12%	$120
Fourth Quarter 2010	12%	$112
Full Year 2010	14%	$117
First Quarter 2011	6%	$113
Full Year 2011	1%	$113

Cash and Share Count

(in millions)	August 31, 2008	December 31, 2007
Cash and marketable securities	$1,032	$823
Common shares outstanding	36.147	38.051

Capital Expenditures

Total capital expenditures for 2008 are expected to be as follows (in millions):

	Total 2008 Estimate

	Aircraft-related	Non-aircraft	Total
Alaska	$390	$75	$465
Horizon	100	5	105
Total Air Group	$490	$80	$570

Firm Aircraft Commitments

	Last Six Months of 2008	2009	2010	Thereafter	Total
Alaska (B737-800)	10	6	6	3	25
Horizon (Q400)	3	11	—	—	14
Totals	13	17	6	3	39

In addition to the firm orders noted above, Alaska has options to acquire 45 additional B737-800s and Horizon has options to acquire 20 Q400s.

AIR GROUP – (continued)

Impact of Boeing Strike

Due to the machinist strike at Boeing, Alaska may experience delays in the delivery of some of our 737-800 aircraft. We still expect to take delivery of five B737-800 aircraft in the third quarter. However, the timing of the five aircraft originally scheduled to be delivered in the fourth quarter is uncertain and dependent on the duration of the strike.

Potential Deferral of Q-400 Deliveries

Horizon is in discussions with Bombardier about deferring the 11 Q400 aircraft deliveries scheduled for delivery in 2009 and retiming them to coincide with the successful remarketing and transition out of the CRJ-700 aircraft. Horizon still plans to take delivery of the three Q400s originally scheduled for the fourth quarter of this year. However, the December delivery is now expected to arrive in January 2009.

Projected Fleet Count (subject to Boeing strike and possible deferral of Q400 deliveries)

		Actual Fleet Count			Expected Fleet Activity

					Changes by Quarter
Alaska	Seats	Dec. 31, 2006	Dec. 31, 2007	June 30, 2008	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009***
737-200	—	2	—	—	—	—	—	—	—
737-400F*	—	1	1	1	—	—	1	—	1
737-400C*	72	—	5	5	—	—	5	—	5
737-400	144	39	34	34	—	(2)	32	(4)	28
737-700	124	22	20	20	—	—	20	(1)	19
737-800	157	15	29	36	5	5	46	6	52
737-900	172	12	12	12	—	—	12	—	12
MD-80	140	23	14	7	(7)	—	—	—	—
Totals		114	115	115	(2)	3	116	1	117

		Actual Fleet Count			Expected Fleet Activity

					Changes by Quarter
Horizon	Seats	Dec. 31, 2006	Dec. 31, 2007	June 30, 2008	Q3	Q4	Dec. 31, 2008	2009 Changes	Dec. 31, 2009
Q200	37	28	16	11	(4)	(7)	—	—	—
Q400	74-76	20	33	34	—	3	37	11	48
CRJ700**	70	21	21	20	(1)	(1)	18	(18)	—
Totals		69	70	65	(5)	(5)	55	(7)	48

*F=Freighter; C=Combination freighter/passenger

**The planned CRJ fleet at December 31, 2008 and 2009 is subject to change as we finalize the fleet exit plan and is dependent on our ability to remarket these aircraft and defer Q400 deliveries.

***The expected fleet count at December 31, 2009 for Alaska is subject to change as we finalize the capacity reduction and aircraft utilization plan.